                                                                     EXHIBIT 5.1

                                                April 17, 2001

To the Persons Listed on
   the Appendix hereto

         Re:      ADVANTA BUSINESS CARD MASTER TRUST
                  SERIES 2001-A ASSET BACKED NOTES

Ladies and Gentlemen:

         We have acted as special counsel to Advanta Bank Corp., a Utah industrial loan corporation ("ABC"), and Advanta Business Receivables Corp., a Nevada corporation ("ABRC"), in connection with (a) the issuance and sale of $300,000,000 aggregate principal amount of a Series of Notes known as "Advanta Business Card Master Trust, Series 2001-A Asset Backed Notes," consisting of the Class A Series 2001-A Asset Backed Notes (the "Class A Notes"), the Class B Series 2001-A Asset Backed Notes (the "Class B Notes"), the Class C Series 2001-A Asset Backed Notes (the "Class C Notes") and the Class D Series 2001-A Asset Backed Notes (the "Class D Notes"; the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, collectively, the "Series 2001-A Notes") and (b) the execution and delivery of the Documents (as defined below).

         Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), and ABRC, as transferor (the "Transferor"), have entered into the Trust Agreement, dated as of August 1, 2000 (the "Trust Agreement"). The Series 2001-A Notes were issued pursuant to the Master Indenture, dated as of August 1, 2000, between the Trust and Bankers Trust Company, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2001-A Indenture Supplement, dated as of April 1, 2001 (the "Indenture Supplement"), between the Trust and the Indenture Trustee (as supplemented by the Indenture Supplement and each Indenture Supplement listed on the Schedule hereto, the "Indenture"). The Class A Notes, the Class B Notes and the Class C Notes were sold pursuant to the Underwriting Agreement, dated April 3, 2001 (the "Underwriting Agreement"), among the Transferor, ABC and Barclays Capital Inc., as the representative of the underwriters listed on Schedule A to the Underwriting Agreement.

         Pursuant to the Receivables Purchase Agreement, dated as of August 1, 2000 (the "Receivables Purchase Agreement"), between ABC, as seller, and the Transferor, as purchaser, ABC transferred all of its right, title and interest in, to and under the Receivables to the Transferor. The Transferor, in turn, transferred all of its right, title and interest in, to and under the Receivables to the Trust, pursuant to the Transfer and Servicing Agreement, dated as of August 1, 2000 (the

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"Transfer and Servicing Agreement"), among the Transferor, ABC, as servicer (the "Servicer") and the Trust. Under the Transfer and Servicing Agreement, the Servicer agrees to service and administer the Receivables, as agent for the Transferor and the Trust.

         Pursuant to the Indenture, the Trust pledged all of its right, title and interest in, to and under certain Collateral, including the Receivables, to the Indenture Trustee, for the benefit of all Noteholders, to secure payment of all Series of Notes. ABC has executed a Security Agreement, dated as of August 1, 2000 (the "Security Agreement"), in favor of the Indenture Trustee, under which ABC has granted to the Indenture Trustee, in trust for the benefit of all Noteholders, a security interest in the Receivables.

         ABC and the Trust have entered into the Administration Agreement, dated as of August 1, 2000 (the "Administration Agreement"), pursuant to which ABC agrees to perform certain duties of the Trust and the Owner Trustee under the Indenture and related documents.

         The opinions expressed herein are being furnished pursuant to Section 7(d) of the Underwriting Agreement.

         Capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned thereto in the Indenture or, if not defined therein, in the Transfer and Servicing Agreement. All terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York (the "New York UCC") and are not otherwise defined herein have the meanings assigned thereto in the New York UCC. The Trust Agreement, the Indenture, the Indenture Supplement, the Underwriting Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Security Agreement and the Administration Agreement are herein referred to, collectively, as the "Documents".

         We have examined (i) executed copies of the Documents, (ii) copies of the executed and authenticated Series 2001-A Notes, (iii) the Registration Statement on Form S-3 (No. 333-32874) relating to the Notes, filed with the Securities and Exchange Commission (the "Commission"), in the form in which such Registration Statement was declared effective (the "Registration Statement"),
(iv) the Prospectus dated March 30, 2001 (the "Prospectus") relating to the Trust and the Notes and (v) the Prospectus Supplement dated April 3, 2001 (the "Prospectus Supplement") relating to the Series 2001-A Notes.

         In rendering the opinions expressed herein, we have assumed, with your permission, the following:

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         (i) ABC, ABRC, the Trust and each other party to any of the Documents
(a) was, on each date it executed and delivered any of the Documents, and is, on the date hereof, duly formed and organized, validly existing and in good standing in its respective jurisdiction of formation and (b) had, on each date it executed and delivered any of the Documents, and has, on the date hereof, the corporate or trust power, as the case may be, to execute, deliver and perform all of its obligations under the Documents to which it is a party;

         (ii) the due authorization, execution and delivery of the Documents by all parties thereto and that the Documents constitute the legal, valid and binding obligations of all parties thereto (other than ABC, ABRC and the Trust) and are enforceable against all other parties thereto in accordance with their terms;

         (iii) except to the extent set forth in our opinion in paragraph 5 below, no authorization, consent, order or approval of, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery and performance of any of the Documents or the consummation of any of the transactions contemplated thereby by any of the parties thereto;

         (iv) except to the extent set forth in our opinion in paragraph 6 below, there are no actions, proceedings or investigations pending or threatened against any Person before any Governmental Authority (a) asserting the invalidity of any of the Documents or of the Series 2001-A Notes, (b) seeking to prevent the issuance of the Series 2001-A Notes or the consummation of any of the other transactions contemplated by the Documents, (c) seeking any determination or ruling that would adversely affect the performance by any Person of its obligations under, or the validity or enforceability of, any of the Documents or any of the Series 2001-A Notes, or (d) seeking to affect the income tax attributes of the Trust or the Series 2001-A Notes;

         (v) except to the extent set forth in our opinion in paragraph 7 below, none of the execution, delivery or performance by any Person of any of the Documents to which it is a party (a) conflicts with or violates any Requirements of Law or (b) conflicts with, results in any breach of the terms or provisions of, or constitutes a default under any indenture, contract, agreement, mortgage, deed of trust or other instrument;

         (vi) that all parties to the Documents will comply with all of the material terms thereof;

         (vii) the genuineness of all signatures;

         (viii) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies;

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         (ix) the legal capacity of natural persons;

         (x) no party to any of the Documents has expressly or impliedly waived, subordinated or agreed to any modification of any security interest created under the Documents;

         (xi) there is not and will not be any agreement, course of prior dealing or other arrangements that modify, supplement or alter the agreements expressed in any of the Documents, except as specifically referred to herein;

         (xii) the conformity of the Receivables and the Designated Accounts to the requirements of the Documents;

         (xiii) that (a) the chief executive office of ABC is located in the County of Salt Lake, State of Utah, (b) the chief executive office of ABRC is located in the County of Washoe, State of Nevada and (c) the chief executive office of the Trust is located in the County of New Castle, State of Delaware;

         (xiv) each Person that grants a security interest in the Receivables under any of the Documents in favor of any party has sufficient rights in the Receivables for such security interest to attach;

         (xv) each of ABRC, the Trust and the Indenture Trustee took the Receivables in good faith, for value, and without notice or knowledge of any adverse claims, liens or encumbrances thereon or with respect thereto or of any defense against payment thereof, pursuant to the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Indenture, respectively. The Indenture Trustee took the security interest granted under the Security Agreement in good faith, for value, and without notice or knowledge of any adverse claims, liens or encumbrances on the Receivables or with respect thereto or of any defense against payment thereof; and

         (xvi) no Event of Default or Pay Out Event has occurred or exists.

         As to questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy and completeness of, the representations and warranties contained in the Documents. With your permission, all assumptions herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions.

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         The opinions expressed in paragraphs 1, 2 and 3 below, with respect to the enforceability of certain agreements, are subject to the following qualifications:

         (i) the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or the rights of creditors of Utah industrial loan corporations, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing. Without limiting the foregoing, we point out that such laws may limit the extent to which property acquired by a debtor after the commencement of a bankruptcy or similar proceeding may be subject to a security interest arising from a security agreement entered into by the debtor prior to the commencement of such case;

         (ii) limitations on the enforceability of a requirement that provisions of a document may only be amended or waived in writing;

         (iii) limitations on the enforceability of "severability" and "separability" provisions depending upon the materiality of the unenforceable provisions to the document as a whole and to the undertakings of the parties thereunder;

         (iv) limitations on the enforceability of "time is of the essence" provisions;

         (v) the fact that certain of the remedial provisions contained in the Documents may be unenforceable in whole or in part under applicable laws and judicial decisions, including to the extent that any such provisions contravene public policy, but the inclusion of such provisions does not render the applicable Document invalid, nor do such laws or judicial decisions make such Document legally inadequate for the practical realization of the principal benefits provided for therein. We note, however, that the unenforceability of such provisions may result in delays in the enforcement of rights and remedies by certain parties under the Documents;

         (vi) the enforceability of the Documents in favor of any Person may be limited if such Person fails to act in good faith and in a commercially reasonable manner in seeking to exercise their rights and remedies thereunder. Without limiting the generality of the foregoing, we note that a court might hold that a technical and nonmaterial breach of, or default under, the Documents does not give rise to a right to exercise certain remedies including, without limitation, acceleration or termination; and

         (vii) limitations on the enforceability of provisions indemnifying or holding harmless a Person against liability or requiring contribution from a Person for liability. Without limiting the

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foregoing, we note that the enforceability of provisions which purport to provide for indemnification for losses due to securities law violations may be limited by public policy considerations.

         We are qualified to practice law in the State of New York and express no opinion as to the laws of jurisdictions other than the laws of the State of New York and the federal law of the United States of America. Furthermore, we express no opinion herein as to applicable state "Blue Sky" laws or legal investment laws.

         Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, it is our opinion that:

         1. Each of the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Administration Agreement, the Security Agreement and the Underwriting Agreement constitutes the legal, valid and binding agreement of ABC and is enforceable against ABC in accordance with its terms.

         2. Each of the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Underwriting Agreement constitutes the legal, valid and binding agreement of ABRC and is enforceable against ABRC in accordance with its terms.

         3. Each of the Indenture, the Indenture Supplement, the Transfer and Servicing Agreement and the Administration Agreement constitutes the legal, valid and binding agreement of the Trust, and is enforceable against the Trust in accordance with its terms.

         4. The Series 2001-A Notes, assuming the due execution thereof by the Trust and the due authentication thereof by the Indenture Trustee in accordance with the terms of the Indenture, and further assuming that payment therefor has been made in accordance with the terms of the Underwriting Agreement, are validly issued and outstanding, constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms and are entitled to the benefits of the Indenture, as supplemented by the Indenture Supplement.

         5. No authorization, consent, order or approval of, or registration or declaration with, any Governmental Authority is required under the federal law of the United States or the laws of the State of New York, in connection with the execution, delivery and performance of any of the Documents or the consummation of any transaction contemplated thereby by ABC, ABRC or the Trust.

         6. To our Actual Knowledge, there are no actions, proceedings or investigations pending or threatened against ABC, ABRC or the Trust before any Governmental Authority (a) asserting the

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invalidity of any of the Documents or of the Series 2001-A Notes, (b) which would have a material adverse effect on the Noteholders or upon the ability of ABC, ABRC or the Trust to perform its obligations under the Underwriting Agreement, the Transaction Documents or the Notes, (c) seeking to prevent the issuance of the Series 2001-A Notes or the consummation of any of the transactions contemplated by the Documents or (d) seeking to adversely affect the income tax attributes of the Trust or the Series 2001-A Notes under the income tax laws of the United States as described in the Prospectus under the heading "Federal Income Tax Consequences."

         7. None of the execution, delivery or performance by ABC, ABRC or the Trust of the Documents to which it is a party (a) conflicts with or violates any law, rule or regulation of the United States or the State of New York or, to our Actual Knowledge, any other Requirements of Law applicable to ABC, ABRC or the Trust or (b) conflicts with or results in any breach of the material terms or provisions of, or constitutes a material default under any indenture, contract, agreement, mortgage, deed of trust or other instrument, to which any of ABC, ABRC or the Trust is a party or by which it or its properties are bound and as to which we have Actual Knowledge.

         8. The Receivables Purchase Agreement is effective to create a valid ownership interest or security interest in favor of the Transferor in all of ABC's right, title and interest in, to and under the Receivables transferred to the Transferor pursuant to the Receivables Purchase Agreement. The perfection of such ownership interest or security interest (to the extent comprising an interest in accounts or general intangibles) is governed by Utah law.

         9. The Transfer and Servicing Agreement is effective to create a valid ownership interest or security interest in favor of the Trust in all of ABRC's right, title and interest in, to and under the Receivables transferred to the Trust pursuant to the Transfer and Servicing Agreement. The perfection of such ownership interest or security interest (to the extent comprising an interest in accounts or general intangibles) is governed by Nevada law.

         10. The Indenture is effective to create a valid security interest in favor of the Indenture Trustee, for the benefit of the Noteholders, in all of the Trust's right, title and interest in, to and under the Receivables transferred to the Indenture Trustee pursuant to the Indenture. The perfection of such security interest (to the extent comprising an interest in accounts or general intangibles) is governed by Delaware law.

         11. The Security Agreement is effective to create a valid security interest in favor of the Indenture Trustee, for the benefit of the Noteholders, in all of ABC's right, title and interest in, to and under the Receivables in which a security interest is granted to the Indenture Trustee pursuant to the Security Agreement. The perfection of such security interest (to the extent comprising an interest in accounts or general intangibles) is governed by Utah law.

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         12. The Registration Statement is effective under the Securities Act of 1933, as amended (the "Securities Act"), and to our Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for that purpose have been initiated or threatened by the Commission.

         13. At the time it became effective, the Registration Statement and the Prospectus as of the date thereof and the Prospectus Supplement as of the date thereof (in each case, other than any information incorporated by reference therein and financial or statistical information included or incorporated by reference therein, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

         14. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and complies as to form with the TIA and the rules and regulations of the Commission thereunder. The Trust is not now, and immediately following the sale of the Notes pursuant to the Underwriting Agreement, will not be, required to be registered pursuant to the Investment Company Act of 1940, as amended.

         15. The Underwriting Agreement, the Documents and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus.

         16. The statements in the Prospectus set forth under the captions "Prospectus Summary - Tax Status" and " - ERISA Considerations," "Risk Factors - If a receiver or conservator were appointed for a seller or a transferor that is a bank, or if a seller or a transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur," "Material Legal Aspects of the Receivables," "ERISA Considerations" and "Federal Income Tax Consequences," and the statements in the Prospectus Supplement set forth under the captions "Summary of Terms - Tax Status, " " - ERISA Considerations," and "ERISA Considerations," to the extent that they constitute matters of United States federal law or of New York State law, or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of an investment in the Notes, have been reviewed by us and are correct in all material respects.

         We express no opinion as to:

         (i) the existence of, or the right, title or interest of any of ABC, ABRC, the Trust or any other Person in, to or under, any Receivables or any other Collateral;

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         (ii) the perfection or priority of any security interest in any Receivables or any other Collateral;

         (iii) the accuracy or legal sufficiency of the description of any Collateral in the Documents or in any Uniform Commercial Code financing statement;

         (iv) the enforceability of any provision of the Documents by which any Person agrees not to institute, consent to, or seek relief with respect to itself or any third party pursuant to any bankruptcy, insolvency, receivership or similar proceedings during specified periods of time;

         (v) the enforceability of any waiver of rights or defenses set forth in the Documents to the extent such rights or defenses may not be waived under applicable law. Without limiting the foregoing, we note that certain rights and duties described in Sections 1-102(3) and 9-501(3) of the New York UCC may not be waived, released or disclaimed by agreement;

         (vi) the characterization of the transfers of the Receivables or interests therein contemplated by the Documents. As used herein the term "security interest" has the meaning set forth in Section 1-201(37) of the New York UCC, which definition includes both (a) an interest in personal property which secures payment and (b) an interest of a buyer of accounts or chattel paper which is subject to Article 9 of the New York UCC;

         (vii) (a) any forum selection or waiver of venue provision; (b) any waiver of jury trial provision; (c) whether a federal or state court outside the State of New York would give effect to the choice of law provided in the Documents; (d) any provision purporting to establish evidentiary standards or to establish certain determinations as conclusive; or (e) the effect of the law of any jurisdiction other than the State of New York wherein the enforcement of any Document may be sought that limits the rates of interest legally chargeable or collectible; and

         (viii) any provision of the Documents (a) which authorizes or permits
(1) any Person to make determinations in its sole discretion or (2) any Person to set-off or apply any deposit or property or any indebtedness with respect to such Person's interest, (b) restricting access to legal or equitable remedies,
(c) purporting to appoint any Person as the attorney-in-fact of any other Person or (d) stating that all rights or remedies of any Person are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to any additional remedies.

         We call your attention to the following:

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                  (i) under certain circumstances described in Section 9-306 of the New York UCC, the rights of a secured party to enforce a security interest in proceeds of collateral may be limited; and

                  (ii) under certain circumstances described in Sections 9-307 and 9-308 of the New York UCC, purchasers of collateral may take the same free of a security interest therein.

         Whenever our opinion with respect to any item is stated to be "to our Actual Knowledge," we are referring to the actual present knowledge of the particular Wolf, Block, Schorr and Solis- Cohen LLP attorneys who have been involved in the transaction referred to herein. We have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not undertaken the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

         The foregoing opinions are being rendered for the benefit only of the Persons listed on the Appendix attached hereto in connection with the transactions contemplated by the Documents and may not be disclosed to, quoted to or relied upon by any other person or entity or for any other purpose without the express prior written consent of the undersigned. This opinion letter is based upon the current state of the law and facts as of the date hereof and we hereby expressly disclaim any obligation to advise you of any changes which may occur hereafter with respect to any of the matters addressed herein.


                                                   Very truly yours,


                                         WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP

                                    APPENDIX

Advanta Business Card Master Trust
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

Advanta Business Receivables Corp.
639 Isbell Road
Suite 390
Reno, Nevada 89509

Advanta Bank Corp.
11850 South Election Road
Draper, Utah 84020

Bankers Trust Company,
   as Indenture Trustee
Four Albany Street
New York, New York 10006

Moody's Investors Service, Inc.
99 Church Street
New York, NY 10007

Standard & Poor's Ratings Services,
   a division of The McGraw-Hill
   Companies, Inc.
55 Water Street
New York, New York 10041

Wilmington Trust Company,
   as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

Barclays Capital Inc.
 as Representative of the Underwriters
222 Broadway
New York, New York 10038

Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, DE 19899

                                    SCHEDULE

         1. Series 1997-A Indenture Supplement, dated as of August 1, 2000, between the Trust and the Indenture Trustee;

         2. Series 2000-A Indenture Supplement, dated as of September 1, 2000, between the Trust and the Indenture Trustee;

         3. Series 2000-B Indenture Supplement, dated as of August 1, 2000, between the Trust and the Indenture Trustee; and

         4. Series 2000-C Indenture Supplement, dated as of November 1, 2000, between the Trust and the Indenture Trustee.